Exhibit 5.1

September 11, 2009

Overland Storage, Inc.

4820 Overland Avenue

San Diego, California 92123

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Overland Storage, Inc., a California corporation (the “Company”), in connection with its filing on the date hereof of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). The Registration Statement registers the proposed offer and sale from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of the Company’s preferred stock in one or more series (the “Preferred Stock” and the “Preferred Shares”), (ii) shares of the Company’s common stock (the “Common Stock” and the “Common Shares”), and (iii) warrants of the Company, in one or more series (the “Warrants”), exercisable for Common Shares or Preferred Shares, to be issued pursuant to one or more warrant agreements substantially in the form to be filed by a post-effective amendment to the Registration Statement or on a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement, between the Company and a warrant agent (the “Warrant Agreements”). The Common Shares, Preferred Shares and Warrants are collectively referred to herein as the “Securities”.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. In addition, we have been furnished with and have examined originals or copies of the Registration Statement, the prospectus contained therein, the Company’s charter documents, the corporate proceedings taken by the Company with respect to the filing of the Registration Statement and the issuance of the Securities, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have considered necessary to provide a basis for the opinions hereinafter expressed. In such examination, we assumed that the documents and instruments submitted to us have not been amended or modified since the date submitted and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

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September 11, 2009

Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that the Warrant Agreements relating to the Warrants will be duly authorized, executed and delivered by the warrant agent thereunder, all other governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto, and the signatures on documents examined by us are genuine.

We have also assumed that (i) the stock certificates to be issued to represent the Common Shares or Preferred Shares will conform to the specimen Common Stock certificate or Preferred Stock certificate, as the case may be, submitted to us, (ii) shares of Common Stock and Preferred Stock will remain authorized and available for the issuance of the Common Shares and Preferred Shares, as the case may be, (iii) the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon conversion, exchange, exercise or otherwise pursuant to the terms of the Securities, will be made pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) none of the Company’s charter documents, or the corporate proceedings taken by the Company with respect to the filing of the Registration Statement and the issuance of the Securities, will be rescinded, amended or otherwise modified prior to the issuance of the Securities and no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time, and (v) the Company will continue to be validly existing and in good standing under the laws of the State of California with the requisite corporate power and authority to issue and sell all such Securities at such time and will have received any required approval of any governmental authority or agency in connection therewith. We have obtained from officers of the Company a certificate as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificate without independent investigation.

Based upon and subject to the foregoing and the qualifications and limitations set forth below, it is our opinion that:

(1) When the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act; the terms of the Common Shares (including any Common Shares that may be issued upon the exercise of any Warrants, provided such Warrants have been duly authorized, executed and delivered and such Common Shares have been duly reserved for issuance upon such exercise or conversion) and of their issuance and sale have been duly established in conformity with

Overland Storage, Inc.

September 11, 2009

the Company’s articles of incorporation, as amended; such Common Shares have been duly issued and sold as contemplated by the Registration Statement; and the stock certificates to be issued to represent such Common Shares have been properly executed by the Company and countersigned by its transfer agent and registrar therefor in accordance with the California General Corporation Law and the Company’s bylaws, as amended, and registered and delivered upon payment of the agreed upon consideration therefor; and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and if, in the case of Common Shares issuable upon the exercise of Warrants, such Warrants have been duly authorized, executed and delivered; such Common Shares will be validly issued, fully paid and non-assessable.

(2) When the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act; the terms of the Preferred Shares (including any Preferred Shares that may be issued upon the exercise of any Warrants, provided such Warrants have been duly authorized, executed and delivered and such Preferred Shares have been duly reserved for issuance upon such exercise or conversion) and of their issuance and sale have been duly established in conformity with the Company’s articles of incorporation, as amended; when an appropriate certificate of determination with respect to the series of Preferred Stock has been duly filed with the Secretary of State of the State of California; such Preferred Shares have been duly issued and sold as contemplated by the Registration Statement; and the stock certificates to be issued to represent such Preferred Shares have been properly executed by the Company and countersigned by its transfer agent and registrar therefor in accordance with the California General Corporation Law and the Company’s bylaws, as amended, and registered and delivered upon payment of the agreed upon consideration therefor; and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and if, in the case of Preferred Shares issuable upon the exercise of Warrants, such Warrants have been duly authorized, executed and delivered; such Preferred Shares will be validly issued, fully paid and non-assessable.

(3) When the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act; the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by each party thereto in accordance with such Warrant Agreement; the terms of the Warrants to be issued under such Warrant Agreement and of their issuance and sale have been duly established in conformity with such Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any

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September 11, 2009

requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and when such Warrants have been duly executed and delivered in accordance with such Warrant Agreement and such Warrants have been issued and sold as contemplated in the Registration Statement; and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof; such Warrants will constitute valid and legally binding obligations of the Company.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (ii) public policy considerations which may limit the rights of parties to obtain remedies.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in any Warrant Agreement or Warrant that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor are we expressing an opinion as to securities of any parties other than the Company.

The foregoing opinions are limited to the federal laws of the United States and the laws of the State of California and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein. Our opinions are expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Registration Statement, the prospectus contained therein, the Company, the Securities, the Warrant Agreements, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP